                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           ILLINOIS TOOL WORKS INC.
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            ILLINOIS TOOL WORKS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held Friday, May 8, 1998

To the Stockholders:

     The Annual Meeting of the Stockholders of Illinois Tool Works Inc., a Delaware corporation, will be held on Friday, May 8, 1998 at 3:00 p.m., Central Time, at The Northern Trust Company (6th Floor), 50 South LaSalle Street, Chicago, Illinois, for the following purposes:

        (1) To elect ten directors of the Company, and

        (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors recommends a vote IN FAVOR of each of the director nominees.

     The Board of Directors set March 10, 1998 as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to receive notice of and to vote at the meeting. The transfer books of the Company will not be closed.

     Even if you expect to attend the meeting, you are requested to sign the enclosed proxy and return it promptly in the accompanying envelope.

     The Company's Annual Report for 1997 is being mailed to stockholders with this Notice.

                                                    By Order of the Board of
                                                           Directors

                                                       STEWART S. HUDNUT
                                                           Secretary

Glenview, Illinois
March 26, 1998

  IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                            ILLINOIS TOOL WORKS INC.
                             3600 WEST LAKE AVENUE
                            GLENVIEW, ILLINOIS 60025
                                 MARCH 26, 1998

                                PROXY STATEMENT

       For the Annual Meeting of Stockholders of Illinois Tool Works Inc.

                           To Be Held on May 8, 1998

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Illinois Tool Works Inc. to be held on Friday, May 8, 1998 and is being mailed to stockholders on or about March 26, 1998.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by delivering a written revocation to the Secretary of the Company. The only business that the Board of Directors intends to present or knows will be presented is the election of directors. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other business that may properly come before the meeting.

     As of March 10, 1998, the record date for the Annual Meeting, the Company had issued and outstanding 249,760,628 shares of Common Stock, $.01 par value. Each share entitles its owner to one vote. A majority of the issued and outstanding shares constitutes a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The election of directors requires a plurality vote.

                             Election of Directors

     Ten directors of the Company are to be elected to hold office until the next annual meeting, until their successors are duly elected and qualified, or until their earlier resignation or removal. Unless otherwise directed, proxies will be voted at the meeting for the election of the persons listed below or, in the event of an unforeseen contingency, for different persons as substitutes. The Corporate Governance and Nominating Committee and the Board of Directors are recommending this slate. Set forth below are the name, age, principal occupation and other information concerning each nominee.

MICHAEL J. BIRCK PHOTO  MICHAEL J. BIRCK (59)
                          Founder, and President and Chief Executive Officer since
                          1975, of Tellabs, Inc. Tellabs designs, manufactures,
                          markets and services voice and data equipment. Mr. Birck
                          is a director of USF&G Corporation and Molex, Inc. He has
                          been a director of the Company since 1996.

MARVIN D. BRAILSFORD    MARVIN D. BRAILSFORD (59)
  PHOTO                   Vice President of Kaiser-Hill Company LLC (construction
                          and environmental services) since 1996, founder and
                          President of the Brailsford Group (acquisition consulting)
                          from 1995 to 1996, and President of Metters Industries
                          (information technology) from 1992 to 1995. He retired
                          from the United States Army in 1992 with the rank of
                          Lieutenant General after 33 years of service. He has been
                          a director of the Company since 1996.

SUSAN CROWN PHOTO       SUSAN CROWN (39)
                          Vice President, Henry Crown and Company since 1984, a
                          family owned and operated company with investments in
                          securities, real estate and manufacturing operations. Ms.
                          Crown is a director of Baxter International Inc. and
                          Northern Trust Corporation and its subsidiary, The
                          Northern Trust Company. She is also a trustee of The Yale
                          Corporation. She has been a director of the Company since
                          1994.

H. RICHARD CROWTHER     H. RICHARD CROWTHER (65)
  PHOTO                   Former Vice Chairman of the Company from 1990 through
                          1995. Prior to becoming Vice Chairman, Mr. Crowther was
                          Executive Vice President from 1983 through 1989 and had a
                          total of 36 years service with the Company before his
                          retirement. He is a director of Applied Power Inc. and has been a director of the Company since 1995.

W. JAMES FARRELL PHOTO  W. JAMES FARRELL (55)
                          Chairman since 1996 and Chief Executive Officer of the
                          Company since 1995. Mr. Farrell served as President from
                          1994 until 1996 and as Executive Vice President from 1983
                          to 1994. He has a total of 32 years service with the
                          Company. Mr. Farrell is a director of Morton
                          International, Inc., Premark International, Inc. and the
                          Quaker Oats Company, and has been a director of the
                          Company since 1995.


L. RICHARD FLURY        L. RICHARD FLURY (50)
                          Executive Vice President, Amoco Corporation (energy and
                          chemicals) since 1996, formerly Senior Vice President for
                          Shared Services from 1994 through 1995 and Executive Vice
[PHOTO]                   President, Amoco Chemical Co., from 1991 to 1994, with a
                          total of 27 years service with Amoco. Mr. Flury is a
                          director of the Illinois Coalition, North Central College
                          and the Field Museum, and has been a director of the
                          Company since 1995.

ROBERT C. MCCORMACK     ROBERT C. MCCORMACK (58)
                          Partner, Trident Capital LP(venture capital) since 1993;
                          Assistant Secretary of the Navy from 1990 to 1993; Deputy
                          Under Secretary of Defense from 1987 to 1990; and Managing
[PHOTO]                   Director, Morgan Stanley & Co. Incorporated (investment
                          banking) from 1985 to 1987. Mr. McCormack is a director of
                          DeVry, Inc. and has been a director of the Company since
                          1993. He was previously a director of the Company from
                          1978 through 1987.

PHILLIP B. ROONEY       PHILLIP B. ROONEY (53)
                          Vice Chairman of The ServiceMaster Company (a network of
                          quality service companies). Former President of WMX
                          Technologies Inc. (waste management) from 1985 until 1997.
[PHOTO]                   Mr. Rooney is a director of The ServiceMaster Company,
                          Urban Shopping Centers Inc. and Stone Container
                          Corporation, and a Trustee of the Van Kampen American
                          Capital Open-End Funds. He has been a director of the
                          Company since 1990.

HAROLD B. SMITH         HAROLD B. SMITH (64)
                          Chairman of the Executive Committee of the Company since
                          1982. Mr. Smith is a director of W.W. Grainger Inc. and
                          Northern Trust Corporation and its subsidiary, The
[PHOTO]                   Northern Trust Company, and a trustee of The Northwestern
                          Mutual Life Insurance Company. He has been a director of
                          the Company since 1968.

ORMAND J. WADE          ORMAND J. WADE (58)
                          Former Vice Chairman, Ameritech Corp. (telecommunications
                          products and services) from 1987 to 1993 and President and
[PHOTO]                   Chief Executive Officer, Illinois Bell Telephone Company
                          from 1982 through 1986. Mr. Wade is a director of Andrew
                          Corporation and Westell Inc. and has been a director of
                          the Company since 1985.

                     Board of Directors and Its Committees

     The Board of Directors of the Company met five times during 1997. Each director attended at least 80% of the meetings of the Board and of the Committees of which he or she was a member during 1997.

     The Audit Committee is responsible for reviewing and reporting to the full Board concerning the engagement of independent public accountants, internal audit systems and any other matters that might significantly affect the Company's financial status. This committee met three times during 1997 and was composed of Ms. Crown (Chairman) and Messrs. Birck, Crowther, Flury and Wade.

     The Compensation Committee is responsible for administering the Company's compensation plans and approving compensation levels for Executive Officers. This committee met two times during 1997 and was composed of Messrs. Rooney (Chairman), Birck, Flury, McCormack and Wade.

     The Corporate Governance and Nominating Committee receives suggestions and evaluates and recommends to the Board candidates for directors and makes recommendations as to Board committees and the size of the Board. This committee also recommends policies and procedures relating to corporate governance and is responsible for monitoring such policies and procedures. It met once during 1997 and was composed of Mr. Wade (Chairman), Ms. Crown, and Messrs. Brailsford and Smith.

     The Finance Committee is responsible for reviewing and evaluating management's proposals with respect to the Company's debt and equity financing, dividend policy and payments, acquisitions and divestitures above $20,000,000, investments, real estate, and other financing and investment matters. This committee met once during 1997 and was composed of Messrs. McCormack (Chairman), Brailsford, Crowther, Rooney and Smith.

     Stockholders wishing to nominate persons to the Board of Directors for election at the next Annual Meeting should do so no later than December 31, 1998 by letter addressed to The Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60025. Such letter must set forth the name and address of the stockholder who intends to make the nomination, a statement that the nominee is willing to be nominated and serve as a director, and the information regarding the nominee required to be included in a proxy statement pursuant to the proxy rules of the Securities and Exchange Commission.

                            Directors' Compensation

     Compensation for directors has three components, the first being paid in cash and the remaining two being tied to the Company's Common Stock.

     Each non-employee director receives a $25,000 annual retainer, together with a fee of $1,000 for each Board of Directors' meeting and committee meeting attended. (Committee Chairmen receive an additional $600 for each meeting chaired.) The Company's deferred fee plan permits directors to defer receipt of all or any part of their fees until they cease to be directors. Amounts deferred are credited with interest at current rates.

     Since 1992 the directors' compensation plan has linked a portion of compensation directly with the interests of the stockholders through periodic awards of restricted Common Stock. In January 1998 each non-officer director received an award of 900 restricted shares, which vest in one-third increments on the first three anniversaries of the award and fully vest upon death or retirement. Under the program, each non-officer director who joins the Board after January 2, 1998 will receive on the first business day of January following election a grant of 300 shares for each full year of service remaining until January 2001. Shares granted to directors pursuant to this program are included in the table under "Security Ownership."

     The Company also has adopted a phantom stock plan under which each non-officer director is granted 1,000 units of phantom stock upon becoming a director. Each unit is equal in value to the market value of one share of the Company's Common Stock. The phantom stock account is credited with additional units in an amount equivalent to dividends on the Company's Common Stock and is adjusted for any stock dividends, stock splits, combinations or similar changes. A director is eligible for a cash distribution from his or her phantom stock account at retirement or upon approved resignation in the form of a lump sum or ten annual installments as elected by the director at the time of grant. In addition, the value of each director's phantom stock account will be distributed immediately to the director in the event of a corporate change of control.

     Harold B. Smith has a one-year agreement with the Company providing for a consulting fee of $85,000.

                               Security Ownership

     The following table sets forth information regarding ownership of the Company's Common Stock as of December 31, 1997 by each director and nominee for director; by each of the named Executive Officers; by directors, nominees and Executive Officers as a group; and by other persons who, to the knowledge of the Company, own of record or beneficially more than 5% of the outstanding Common Stock of the Company.

                                                                            DIRECTORS'
                                               AMOUNT AND NATURE OF        PHANTOM STOCK   PERCENT OF
     NAME OF BENEFICIAL OWNER OR GROUP        BENEFICIAL OWNERSHIP(1)        UNITS(2)        CLASS
     ---------------------------------        -----------------------      -------------   ----------
Directors and Nominees
 (Other than Executive Officers)
  Michael J. Birck..........................              3,500(3)             2,024             *
  Marvin D. Brailsford......................              1,900(3)             2,019             *
  Susan Crown...............................              8,700(3)(4)          2,040             *
  H. Richard Crowther.......................            363,327(3)(5)(6)       2,193             *
  L. Richard Flury..........................              2,100(3)             2,040             *
  Robert C. McCormack.......................         14,519,200(3)(7)(8)       2,040           5.8
  Phillip B. Rooney.........................             24,641(3)(9)          2,040             *
  Harold B. Smith...........................         38,840,362(8)(10)            --          15.6
  Ormand J. Wade............................              4,700(3)             2,040             *
Executive Officers
  W. James Farrell..........................            320,733(6)(11)                           *
  Russell M. Flaum..........................             91,883(6)(12)                           *
  Frank S. Ptak.............................            205,690(6)                               *
  F. Ronald Seager..........................            195,538(6)(13)                           *
  David B. Speer............................             45,205(6)(14)                           *
Directors, Nominees and All Executive
  Officers as a Group (22 Persons)..........         40,445,526(6)                            16.2
Other Principal Beneficial Owners
  Edward Byron Smith, Jr. ..................         15,067,868(15)                            6.0
  The Northern Trust Company................         46,846,170(16)                           18.8

---------------

   * Less than 1% of Class

 (1) Unless otherwise noted, ownership is direct.

 (2) Represents units of phantom stock and dividend equivalents earned under the phantom stock plan for non-officer directors. Each unit is equal in value to one share of Common Stock. The units are not transferable and have no voting rights. Such units are not included in the "Percent of Class" column.

 (3) Includes 900 shares of restricted stock granted on January 2, 1998 under the Directors' Restricted Stock Plan.

 (4) Includes 2,000 shares owned in a trust as to which Ms. Crown shares voting and investment power.

 (5) Includes 266,041 shares held in a revocable living trust as to which Mr. Crowther shares voting and investment power and 30,107 shares owned by his spouse, as to which Mr. Crowther disclaims beneficial ownership.

 (6) Includes shares covered by stock options exercisable within 60 days of December 31, 1997 as follows: Mr. Crowther, 27,104; Mr. Farrell, 247,992; Mr. Flaum, 56,600; Mr. Ptak, 132,000; Mr. Seager, 145,000; Mr. Speer,
     42,200; and directors, nominees and Executive Officers as a group, 924,746.

 (7) Includes 400 shares owned in a trust as to which Mr. McCormack shares voting and investment power with The Northern Trust Company and 14,510,380 shares as described in Footnote 8.

 (8) Robert C. McCormack, Edward Byron Smith, Jr., Harold B. Smith and The Northern Trust Company are trustees of twelve trusts owning 14,510,380 shares as to which they share voting and investment power.

 (9) Includes 2,000 shares owned by Mr. Rooney's spouse, as to which he disclaims beneficial ownership.

(10) Includes 21,443,264 shares owned in twelve trusts as to which Mr. Smith shares voting and investment power with The Northern Trust Company and others; 2,164,480 shares owned in eleven trusts as to which he shares voting and investment power; 14,510,380 shares as described in Footnote 8; and 83,012 shares owned by a charitable foundation of which he is a director.

(11) Includes 2,450 shares held by Mr. Farrell's son and 1,700 shares owned by his spouse, as to both of which holdings Mr. Farrell disclaims beneficial ownership, and 43,847 shares owned in a partnership as to which Mr. Farrell shares voting and investment power.

(12) Includes 1,473 shares allocated to Mr. Flaum's account in the Company's Savings and Investment Plan.

(13) Includes 1,976 shares owned by Mr. Seager's spouse, as to which he disclaims beneficial ownership.

(14) Includes 800 shares allocated to Mr. Speer's account in the Company's Savings and Investment Plan.

(15) Includes 32,932 shares owned in two trusts as to which Edward Byron Smith, Jr. has sole voting and investment power; 192,400 shares owned in a trust as to which The Northern Trust Company has sole voting and investment power; 166,666 shares owned in two trusts as to which Mr. Smith shares voting and investment power; and 14,510,380 shares as described in Footnote
     8. Also includes the following shares held for the benefit of Mr. Smith's children: 111,160 shares owned in two trusts as to which The Northern Trust Company has sole voting and investment power; 32,080 shares held in two trusts as to which Mr. Smith's spouse and sister share voting and investment power; and 8,800 shares owned in two trusts as to which Mr. Smith's sister has sole voting and investment power.

(16) Including its holdings as trustee described in Footnotes 7, 8, 10 and 15, The Northern Trust Company and its affiliates act as sole fiduciary or co-fiduciary of trusts and other fiduciary accounts that own an aggregate of 46,846,170 shares. They have sole voting power with respect to 17,792,456 shares and share voting power with respect to 16,766,852 shares. They have sole investment power with respect to 3,544,639 shares and share investment power with respect to 38,046,475 shares. In addition, The Northern Trust Company holds in other accounts, but does not beneficially own, 18,634,203 shares, resulting in aggregate holdings by The Northern Trust Company of 65,479,373 shares (25.9%).

     Because of their holdings individually and as trustees, the holdings of their immediate families and/or their positions with the Company, Robert C. McCormack, Edward Byron Smith, Jr. and Harold B. Smith may be deemed to be "controlling persons" of the Company within the meaning of the Securities Act of 1933, as amended. Byron L. Smith, great grandfather of Robert C. McCormack, Edward Byron Smith, Jr. and Harold B. Smith, founded the Company in 1912.

     The Company maintains normal commercial banking relationships with The Northern Trust Company, which also acts as the trustee under the Company's principal pension plan. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation. Harold B. Smith and Susan Crown, directors of the Company, are also directors of both Northern Trust Corporation and The Northern Trust Company.

     The Northern Trust Company's address is 50 South LaSalle Street, Chicago, IL 60675 and the address of each of the other beneficial owners of more than 5% of the Company's Common Stock is c/o The Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60025.

                             Executive Compensation

     The table below summarizes the compensation of the Chief Executive Officer and the other four most highly compensated Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                               -----------------------------------------   ---------------------------------
                                                                                   AWARDS            PAYOUTS
                                                                           -----------------------   -------
                                                                           RESTRICTED   SECURITIES
          NAME AND                                          OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
          PRINCIPAL                   SALARY      BONUS     COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
          POSITION             YEAR   ($)(1)    ($)(1)(2)      ($)(3)        ($)(4)        (#)         ($)         ($)
          ---------            ----   -------   ---------   ------------   ----------   ----------   -------   ------------
W. James Farrell               1997   499,900    600,000           --             --     100,000         --       48,042(5)(6)(7)
  Chairman and Chief           1996   453,754    500,000           --             --     400,000         --       40,808
  Executive Officer            1995   317,212    370,000           --             --     120,000         --       38,000
Frank S. Ptak                  1997   288,017    293,030           --             --      50,000         --       14,140(5)(6)
  Vice Chairman                1996   255,261    275,000           --             --          --         --       11,429
                               1995   219,397    219,670           --             --      60,000         --       10,252
F. Ronald Seager               1997   232,562    220,980           --             --      30,000         --       15,155(5)(6)
  Executive                    1996   218,801    204,580           --             --          --         --       12,160
  Vice President               1995   209,501    206,150           --             --      60,000         --       11,306
Russell M. Flaum               1997   214,955    218,500           --             --      30,000         --        7,552(5)(6)
  Executive                    1996   208,082    209,195           --             --          --         --        6,411
  Vice President               1995   199,452    195,000           --             --      30,000         --        6,364
David B. Speer                 1997   190,924    183,300           --             --      30,000         --        7,262(5)(6)
  Executive                    1996   179,507    159,480           --             --          --         --        5,931
  Vice President               1995   159,746    113,085           --             --      24,000         --        5,300

---------------

(1) Actual salary or bonus earned. Includes amounts deferred under the Company's 1993 Executive Contributory Retirement Income Plan or Savings and Investment Plan or both.

(2) Amounts awarded under the Executive Incentive Plan are calculated on the base salary of record as of December 31 for the respective years and paid in the subsequent year.

(3) Perquisites and other personal benefits, securities or property in the aggregate do not exceed the threshold reporting level of the lesser of $50,000 or 10% of total salary and bonus reported for the named Executive Officer.

(4) The number of unvested restricted shares previously granted under the Company's Stock Incentive Plan and their value as of December 31, 1997 were:
    Mr. Farrell, 35,200 shares ($2,116,400); Mr. Ptak, 35,200 shares
    ($2,116,400); Mr. Seager, 22,000 shares ($1,322,750); and Mr. Flaum, 22,000 shares ($1,322,750).

(5) Includes Company matching contributions to the 1993 Executive Contributory Retirement Income Plan or the Savings and Investment Plan as follows: Mr. Farrell, $14,997; Mr. Ptak, $8,641; Mr. Seager, $6,977; Mr. Flaum, $4,800;
    and Mr. Speer $5,728.

(6) Includes interest credited on deferred compensation in excess of 120% of the Applicable Federal Long Term Rate as follows: Mr. Farrell, $6,193; Mr. Ptak, $5,500; Mr. Seager, $8,178; Mr. Flaum, $2,752; and Mr. Speer $1,535.

(7) Includes $26,852 representing imputed income on Mr. Farrell's outstanding home loan made by the Company in 1995. The maximum amount of the loan outstanding during 1997 was $420,000, which by March 1, 1998 had been reduced to $290,000. The imputed rate of interest on the loan is 7.34% per annum and the loan is repayable in annual installments through the year 2000.

     The Company has a loan program for Executive Officers to assist them in complying with the Company's stock ownership guidelines. As of February 28, 1998, Mr. Farrell had an outstanding loan of $94,193 payable December 31, 2000, bearing interest at a rate of 5.91% per annum and secured by 3,200 shares of Common Stock of the Company. The five-year term of the promissory note is renewable, but the note is repayable 180 days following termination of employment with the Company (or immediately if termination is for gross or willful misconduct) and upon bankruptcy, insolvency or death of the employee or breach of the terms of the note.

     In the event of a corporate change of control, each Executive Officer's unvested restricted stock and stock options previously granted under the Stock Incentive Plan would immediately become fully vested. In addition, the maximum awards under the Executive Incentive Plan for the fiscal year then in progress, prorated for the number of days in the fiscal year that have elapsed as of the date of the change of control, would immediately be paid in cash.

                            ------------------------

     The table below sets forth information as to options granted during 1997 to the Executive Officers listed in the Summary Compensation Table.

                             OPTION GRANTS IN 1997

                                                    INDIVIDUAL GRANTS
                                     ------------------------------------------------
                                     NUMBER OF     % OF TOTAL
                                     SECURITIES     OPTIONS
                                     UNDERLYING     GRANTED     EXERCISE                  GRANT DATE VALUE
                                      OPTIONS          TO       OR BASE                 --------------------
                                      GRANTED      EMPLOYEES     PRICE     EXPIRATION        GRANT DATE
               NAME                    (#)(1)       IN 1997      ($/SH)       DATE      PRESENT VALUE ($)(2)
               ----                  ----------    ----------   --------   ----------   --------------------
W. James Farrell...................   100,000        8.8%        54.62      12/12/07         1,582,000
Frank S. Ptak......................    50,000        4.4%        54.62      12/12/07           791,000
F. Ronald Seager...................    30,000        2.7%        54.62      12/12/07           474,600
Russell M. Flaum...................    30,000        2.7%        54.62      12/12/07           474,600
David B. Speer.....................    30,000        2.7%        54.62      12/12/07           474,600

---------------

(1) These grants become exercisable as to 25% of the shares underlying the options on each of the first four anniversaries of the grant, and are generally fully exercisable after the first anniversary in the event of retirement, disability or death. A restorative option right applies to these grants so long as the option holder is employed by the Company.

(2) The estimated fair value of each option granted is calculated using the Black-Scholes option pricing model. The assumptions used in the model are: risk-free interest rate (5.9%); expected stock volatility (21.7%); dividend yield (1.29%); and expected years until exercise (5.5).

     The table below sets forth information as to option exercises during 1997 as well as the number and value of unexercised options as of December 31, 1997 for the Executive Officers listed in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 1997
                        AND 1997 YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              ACQUIRED       VALUE       OPTIONS AT YEAR END(#)           AT YEAR END($)(1)
                             ON EXERCISE   REALIZED    ---------------------------   ---------------------------
           NAME                  (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   ---------   -----------   -------------   -----------   -------------
W. James Farrell...........    42,000      1,594,313     247,992        480,000       8,664,101     10,910,500
Frank S. Ptak..............    12,000        520,583     132,000         80,000       5,371,124      1,175,250
F. Ronald Seager...........    15,000        678,444     145,000         60,000       5,972,968      1,065,150
Russell M. Flaum...........    18,000        585,750      56,600         45,000       2,233,025        615,150
David B. Speer.............     5,000        186,563      42,200         46,000       1,620,800        684,150

------------

(1) Based on the closing market price ($60.125) of the Company's Common Stock on December 31, 1997.

                                RETIREMENT PLANS

     The Company's principal non-contributory defined benefit pension plan covers approximately 15,000 domestic business unit employees, including Executive Officers. Benefit amounts are based on years of service and average monthly compensation for the five highest consecutive years out of the last ten years of employment. The following table illustrates the maximum estimated annual benefits to be paid upon normal retirement at age 65 to individuals in specified compensation and years of service classifications. The table does not reflect the limitations on those benefits contained in the Internal Revenue Code of 1986. Supplemental payments in excess of those limitations will be made under a Board approved plan to participants designated by the Compensation Committee in order to maintain their retirement benefits at the levels provided under the pension plan's formula.

                                     ESTIMATED ANNUAL NORMAL RETIREMENT BENEFITS(1)
                       --------------------------------------------------------------------------
                                        YEARS OF SERVICE AT NORMAL RETIREMENT(2)
   COMPENSATION(3)        10         15         20         25         30         35         40
   ---------------     --------   --------   --------   --------   --------   --------   --------
$ 250,000............  $ 41,250   $ 61,875   $ 82,500   $103,125   $123,750   $133,125   $142,500
   500,000...........    82,500    123,750    165,000    206,250    247,500    266,250    285,000
   750,000...........   123,750    185,625    247,500    309,375    371,250    399,375    427,500
 1,000,000...........   165,000    247,500    330,000    412,500    495,000    532,500    570,000
 1,250,000...........   206,250    309,375    412,500    515,625    618,750    665,625    712,500

---------------

(1) Amounts shown exceed actual amounts by .65% of Social Security covered compensation for each year of service up to 30 years.

(2) Years of service as of December 31, 1997 for the five most highly compensated Executive Officers were as follows: Mr. Farrell, 32.5 years; Mr. Ptak, 22.1 years; Mr. Seager, 17.6 years; Mr. Flaum, 11.0 years; and Mr. Speer, 19.5 years.

(3) Compensation includes all amounts shown under the columns "Salary" and "Bonus" in the Summary Compensation Table.

     Under the Company's 1982 Executive Contributory Retirement Income Plan, annual benefits payable beginning at the normal retirement age of 65 for 15 years are as follows: Mr. Farrell, $113,529 and Mr. Seager, $68,266.

         Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors, composed of independent non-employee directors, administers the Company's compensation plans, including the Executive Incentive Plan and the Stock Incentive Plan, and approves compensation levels for Executive Officers. In administering and making decisions regarding these plans, the Committee considers the contribution of management to the Company's long-term growth. Among performance considerations is the Company's total shareholder return (measured by capital appreciation and reinvested dividends), which for the ten-year period ending December 31, 1997 was a compounded annual rate of return of 23.5%. This return compares to the Standard & Poor's 500 Index of 18.0% and the Standard & Poor's Diversified Manufacturing Index of 20.1% for the comparable period.

     Annual compensation of Executive Officers is comprised of base salary and an incentive bonus. The Committee's compensation philosophy requires that the incentive bonus opportunity be performance-based and represent a significant portion of total annual compensation. This philosophy provides performance incentives that can provide above the median total compensation. In 1997, however, the base salary and total compensation for the CEO and other Executive Officers were below the median of the peer group.

     The Company has retained the services of Hewitt Associates and The Hay Group, compensation consulting firms, to assist the Committee in the performance of its various compensation duties. Hewitt Associates has been retained in this capacity since 1985 and The Hay Group since 1987.

     Base Salary. In establishing the base salary of the Chief Executive Officer
(CEO) and other Executive Officers, the Committee considers compensation data relating to comparable industrial companies ("peer group") obtained annually from the Company's compensation consultants. The companies used for compensation purposes are not necessarily the same as those included in the S&P Diversified Manufacturing Index used in the Performance Graph to evaluate stockholder return. In making periodic adjustments to base salary, the Committee considers the Executive Officer's past performance and future potential, the net income of the Company, and the operating income of the respective operating units. The compensation philosophy of the Committee is to target base salaries of the CEO and other Executive Officers near the median of the peer group.

     Bonus. Annual cash bonuses are paid pursuant to the Executive Incentive Plan based on predetermined objectives. Under this plan, maximum bonus opportunities for Executive Officers range from 40% to 100% of base salary, unless the Committee in its discretion increases such maximum. For the CEO and certain Executive Officers, one-half of their maximum bonus opportunity is directly related to the Company's net income and one-half to their individual performance measured against predetermined management goals. For the Vice Chairman and Executive Vice Presidents, one-eighth of their maximum bonus opportunity is based upon the Company's net income, three-eighths is based upon their respective operating incomes, and the remaining one-half is based on the individual's performance measured against predetermined management goals. For 1997 the average bonus awarded to Executive Officers was approximately 97% of the maximum award. These awards reflected the Company's sixth consecutive record earnings performance and the accomplishment of financial and personal objectives by the Executive Officers.

     Stock Incentive. A stock incentive plan is provided as a component of the Committee's long-term, performance-based compensation philosophy. The CEO and other Executive Officers participate in this plan with stock option awards generally made on a biennial basis. The magnitude of an award is based on the Committee's evaluation of the Executive Officer's performance and his ability to influence the Company's long-term growth and profitability. All options are priced at fair market value on the date of grant. The ultimate value of a stock option bears a direct relationship to the increase in market price of the Company's Common Stock. Thus, the Stock Incentive Plan is an effective incentive for key employees to create value for the stockholders.

     In 1995 the Board of Directors and the Compensation Committee, in furtherance of their objective of aligning the interests of Executive Officers and directors with those of the stockholders, approved stock ownership guidelines for elected and appointed corporate officers, as well as non-officer Board members. These guidelines call for stock ownership stated as a multiple of officers' base salaries and of directors' annual retainers as follows: CEO, five times; Vice Chairman and Executive Vice Presidents, three times; Senior Vice Presidents, two times; Vice Presidents, one time; and non-officer directors, four times. The recommended accumulation period for attaining these ownership levels is five years.

     Executive Officers may satisfy the guidelines through open market purchases, exercise of stock options, accumulation of Common Stock in the Company's Savings and Investment Plan, and unexercised vested options, less the exercise price and applicable taxes. In addition, the Executive Incentive Plan permits Executive Officers to elect to take up to 50% of annual cash bonuses in Common Stock. In support of the principle of stock ownership, the Board approved a loan program to aid Executive Officers in meeting these guidelines. Similar to Executive Officers, director stock ownership requirements may be satisfied by open market purchases, vested restricted stock, and stock equivalents included in the directors' phantom stock plan.

     The limitations on the deductibility of compensation contained in Section 162(m) of the Internal Revenue Code have been addressed in the Stock Incentive Plan and Executive Incentive Plan by tying awards to performance related criteria. The Committee also attempts to maintain the deductibility of other forms of executive compensation. The compensation of Executive Officers in 1997 that was nondeductible was not material.

                            Phillip B. Rooney, Chairman
                            Michael J. Birck, Member
                            L. Richard Flury, Member
                            Robert C. McCormack, Member
                            Ormand J. Wade, Member

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's Executive Officers, directors and beneficial owners of 10% or more of the Company's Common Stock file initial reports of ownership and of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive Officers, directors and 10% beneficial owners are required by securities regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Executive Officers and directors, the Company believes that all filing requirements were met during 1997.

                               Performance Graph

                                  Illinois
     Measurement Period             Tool                             S&P Diversified
   (Fiscal Year Covered)         Works Inc.         S&P 500        Manufacturing Index
1992                                       100               100               100
1993                                    121.10            110.08            121.40
1994                                    138.07            111.53            125.66
1995                                    188.36             153.5            176.94
1996                                    257.60            188.68            243.84
1997                                    391.37            251.63            290.38

* Assumes that the value of investment in Illinois Tool Works Inc. Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested. Total returns are based on market capitalization. Historic price performance is not necessarily indicative of future price performance.

                     Stockholder Proposals and Nominations

     Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Secretary of the Company on or before November 25, 1998 and stockholder nominations of directors must be received by the Secretary prior to December 31, 1998.

                         Independent Public Accountants

     Arthur Andersen LLP has been the Company's independent public accounting firm since 1951. During 1997 the Company engaged Arthur Andersen LLP to examine and report on the Company's annual financial statements, to review its unaudited quarterly financial statements, and to assist in the preparation of required financial reports with the Securities and Exchange Commission and related matters. The Board of Directors has engaged Arthur Andersen LLP to act in similar capacities for 1998. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to questions and to make any comments they deem appropriate.

                                    General

     The cost of preparing and mailing this proxy statement and the solicitation of proxies will be paid by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call of officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company will also pay the cost of supplying necessary additional copies of the solicitation material and the Company's Annual Report for 1997 to beneficial owners of shares held of record by brokers, dealers, banks and voting trustees, and their nominees. Upon request, the Company will also pay reasonable expenses of record holders for mailing such materials to the beneficial owners.

                                                    By Order of the Board of
                                                           Directors

                                                       STEWART S. HUDNUT
                                                           Secretary

Glenview, Illinois
March 26, 1998

     UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT (FORM 10-K) TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE SCHEDULES THERETO. THE REQUEST SHOULD BE DIRECTED TO STEWART S. HUDNUT, SECRETARY, AT THE ADDRESS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                   #ITW LOGO

                                 #RECYCLE LOGO#

               THIS STATEMENT HAS BEEN PRINTED ON RECYCLED PAPER.

                           ILLINOIS TOOL WORKS INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]


                                                                                  For All
                                                                  For   Abstain   Except
1. ELECTION OF DIRECTORS
   Nominees: M.J. Birck, M.D. Brailsford, S. Crown,               [ ]     [ ]       [ ]
   H.R. Crowther, W.J. Farrell, L.R. Flury, R.C. McCormack,
   P.B. Rooney, H.B. Smith, O.J. Wade

 Vote Withheld for the Norminee(s)


____________________________________


2. In their discretion, upon such other matters as may properly come before the meeting


THE PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS REC-
OMENDS A VOTE FOR ITEM 1, WHICH IS THE MANNER IN WHICH THIS PROXY
WILL BE VOTED IF NO DIRECTION IS MADE. THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS.

Please sign exactly as your name or names appear. If jointly held, each owner must sign. Executor, administrators, trustees, officers, etc. should give full title as such.



                                    Dated ________________________________, 1998

                                    Signature_____________________________

                                    Signature_____________________________

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



ANNUAL MEETING MAY 8, 1998         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY

                           ILLINOIS TOOL WORKS INC.
               3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60025
                  ANNUAL MEETING OF STOCKHOLDERS MAY 8, 1998



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Illinois Tool Works, Inc. hereby appoints Susan Crown, Harold B. Smith and Ormand J. Wade, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of the Company to be held in Chicago, Illinois on May 8, 1998 with authority to vote as directed by this Proxy at the meeting, and any adjournments of the meeting, all shares of common stock of the Company registered in the name of the undersigned.


      IMPORTANT-THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



--------------------------------------------------------------------------------


                                  [ITW LOGO]


                           ILLINOIS TOOL WORKS INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                             FRIDAY, MAY 8, 1998

                            3:00 P.M. CENTRAL TIME


                    THE NORTHERN TRUST COMPANY (6TH FLOOR)
                           50 SOUTH LASALLE STREET
                              CHICAGO, ILLINOIS